UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2006

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2006, Marchex, Inc., a Delaware corporation (the “Registrant”) and MDNH, Inc., a Delaware corporation and a wholly-owned subsidiary of Registrant, entered into a definitive asset purchase agreement (the “Asset Purchase Agreement”) with Open List, Inc., a Delaware corporation (“Open List”), Brian Harniman (“Harniman”), the holders of all of the issued and outstanding capital stock of Open List (the “Stockholders” and together with Harniman, the “Equityholders”) and with respect to Articles VI and XI only, Brad Gerstner (the “Stockholder Representative”) to acquire certain assets of Open List and simultaneously completed such acquisition. Open List is a local vertical search engine which provides search and contextual marketing services. The aggregate consideration pursuant to the Asset Purchase Agreement is an amount of cash equal to $6,000,000, approximately 286,254 shares of the Registrant’s Class B common stock which was obtained by dividing $5,000,000 (the “Equity Consideration”) by the average of the last quoted sale price for shares of the Registrant’s Class B common stock on the Nasdaq National Market for the ten trading days immediately prior to the closing) (the “Closing Market Price”) and approximately 114,502 shares of the Registrant’s Class B common stock which was obtained by dividing $2,000,000 by the Closing Market Price (the “Restricted Equity Consideration”). The Restricted Equity Consideration is subject to vesting over the thirty (30) month period from the closing date and forfeiture upon the occurrence of certain events.

The Asset Purchase Agreement contains customary representations and warranties and requires Open List and the Stockholders to indemnify the Registrant for certain liabilities arising under the Asset Purchase Agreement, subject to certain limitations and conditions. At closing, the Registrant deposited into escrow for a period of twelve months from the closing $600,000 in cash and 40,076 shares of the Registrant’s Class B common stock issued as the Equity Consideration for the benefit of Open List and the Stockholders to secure their respective indemnification and other obligations under the Asset Purchase Agreement.

The Registrant has also agreed to use reasonable best efforts to file a registration statement to register the shares of Class B common stock issued as the Equity Consideration and Restricted Equity Consideration thereunder for resale with the SEC no later than thirty (30) days following the closing.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement filed as Exhibit 2.1 to this Current Report, which is incorporated herein by reference.

A press release announcing the acquisition was filed as Exhibit 99.1 to the Current Report on Form 8-K that the Registrant furnished to the Securities and Exchange Commission on May 30, 2006.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information required by this item is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The issuance of the shares of Class B common stock to the Equityholders at closing on behalf of Open List in connection with the Asset Purchase Agreement was made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, as set forth in Section 4(2) thereof on the basis that the offer and sale of the shares does not involve a public offering. No underwriters were involved in this transaction.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report not later than 71 calendar days after the date this Current Report must be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report not later than 71 calendar days after the date this Current Report must be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of May 26, 2006, by and among Marchex, Inc., MDNH, Inc., Open List, Inc., Brian Harniman, the Stockholders of Open List, Inc. and with respect to Articles VI and XI only, Brad Gerstner, as Stockholder Representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2006	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of May 26, 2006, by and among Marchex, Inc., MDNH, Inc., Open List, Inc., Brian Harniman, the Stockholders of Open List, Inc. and with respect to Articles VI and XI only, Brad Gerstner, as Stockholder Representative.